EXHIBIT 21

                      OLYMPIC CASCADE FINANCIAL CORPORATION

Subsidiaries of the Registrant

September 29, 2000



                                                             Percentage
                                                             of Voting
                                        State of             Securities
SUBSIDIARY NAME                      Incorporation             Owned
---------------                      -------------           ----------

National Securities Corporation       Washington                100%

WestAmerica Investment Group          California                100%

Canterbury Securities Corporation     Illinois                  100%





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